SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2005

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

On February 17, 2006, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, our Board of Directors accepted and ratified the conclusions and recommendations of management with respect to the following actions:

Jaffe Employment Agreement:

On February 17, 2006, Lewis Jaffe commenced his employment as President and Chief Executive Officer of the Company. Pursuant to an Executive Employment Agreement dated February 17, 2006, a copy of which is attached to this current report as Exhibit 10.1. The Company and Mr. Jaffe agreed to the terms and conditions contained in the attached agreement.

Our Board of Directors has approved a special one-time award of restricted stock to Mr. Jaffe in the amount of 800,000 shares of our common stock to be issued effective upon the start of Mr. Jaffe’s employment, subject to substantial risk of forfeiture.

Hemingway Employment Agreement:

On February 17, 2006, the Company agreed to renew the employment of Thomas Hemingway, but in the capacity of Chairman of the Board. Up to that time, Mr. Hemingway had served as the Company’s President, Chief Executive Officer. Pursuant to an Executive Employment Agreement dated February 17, 2006, a copy of which is attached to this current report as Exhibit 10.2. The Company and Mr. Hemingway agreed to the terms and conditions contained in the attached agreement.

Our Board of Directors has approved a special one-time award of restricted stock to Mr. Hemingway in the amount of 300,000 shares of our common stock, to be issued to Mr. Hemingway in the amount of 100,000 shares on each successive March 1st commencing in 2006, provided that Mr. Hemingway is employed with the Company on each such anniversary date.

Parker Employment Agreement:

On February 17, 2006, the Company agreed to renew the employment of David Parker, but in the capacity of Chief Operating Officer and Vice-Chairman of the Board. Up to that time, Mr. Parker had served as the Company’s Chairman of the Board. Pursuant to an Executive Employment Agreement dated February 17, 2006, a copy of which is attached to this current report as Exhibit 10.3. The Company and Mr. Parker agreed to the terms and conditions contained in the attached agreement.

Noyes Employment Agreement:

On February 17, 2006, the Company agreed to renew the employment of David Noyes as the Company’s Chief Financial Officer, and to further appoint Mr. Noyes as the Company’s Secretary as well. Pursuant to an Executive Employment Agreement dated February 17, 2006, a copy of which is attached to this current report as Exhibit 10.4. The Company and Mr. Noyes agreed to the terms and conditions contained in the attached agreement.

Our Board of Directors has approved a special one-time award of restricted stock to Mr. Noyes in the amount of 190,000 shares of our common stock, to be deemed to have been issued to Mr. Noyes on or before December 31, 2005.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Directors:

On February 17, 2006, the Board appointed Mr. Lewis Jaffe to the Board of Directors. The information set forth under Item 1.01 of this current report on Form 8-K in regard to Mr. Jaffe is hereby incorporated by reference into this Item 5.02. It is undetermined as to which, if any, committees Mr. Jaffe will sit on as a member. Mr. Jaffe has no family relationship with any other member of the board, and has not engaged in any related transactions with our Company.

Mr. Jaffe, 49, brings to Oxford Media more than 20 years of executive management experience having led or engineered the growth or successful turnarounds of more than 20 under-performing companies in a variety of industries with market capitalizations ranging from $50 million to over $1 Billion.  He currently is a member of the Board of Directors of Benihana, Inc.  (NASDAQ: BNHN), the nation's largest chain of Japanese teppanyaki and sushi theme restaurants, where he serves on the audit and corporate governance committees and is involved with the Company’s strategic planning process.

Most recently, Mr. Jaffe served as President of Verso Technologies (NASDAQ: VRSO), a leading provider of telecommunications hardware and software enabling the delivery of VoIP and other applications for carriers and service providers around the world. In 2002, Mr. Jaffe served in an interim position as President and Vice-Chairman at WireOne Technologies (NASDAQ: WONE) where he was responsible for developing the strategy to drive the company to profitability by marketing the industries first dedicated video over IP network, sold as a subscription service.  In 2000, Mr. Jaffe was appointed President and Chief Operating Officer of PictureTel Corporation, a NASDAQ-listed Videoconferencing Company based in Massachusetts with annual revenues exceeding $500 million.  After being recruited by the Company’s board to formulate and execute a turnaround and growth plan, he introduced new technology to the marketplace, streamlined business processes, improved customer relations and cut costs, and ultimately increasing market share and margins resulting in returning the company to profitability.  He successfully engineered the sale of PictureTel to Polycom (NASDAQ: PLCM) in October 2001 for approximately $360 million, resulting in an increase of shareholder value by more than 250 percent during his tenure.

Previously, he was a Managing Director for Arthur Andersen’s New England Global Corporate Finance practice based in Boston.  While at Andersen, he and his team participated in eighteen engagements, working with a range of companies in multiple industries including; Telecommunications, Semiconductors, Retail, Manufacturing and Healthcare.  Each engagement resulted in a successful outcome for his clients.

Mr. Jaffe has been a guest on a number of business shows such as CNBC, MSNBC and ABC, and has been quoted in a variety of business and trade publications including Forbes Magazine, The Wall Street Journal, the New York Times, Business Week and the Boston Globe.  Mr. Jaffe is a graduate of LaSalle University, and the Executive MBA Program (EPSC) at Stanford University’s Graduate School of Business.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on February 16, 2006.

On February 21, 2006, the Board appointed Mr. Nicholas J. Yocca to the Board of Directors. At this time, our Company does not have any employment or other arrangements with Mr. Yocca. It is undetermined as to which, if any, committees Mr. Yocca will sit on as a member. Mr. Yocca has no family relationship with any other member of the board, and has not engaged in any related transactions with our Company other than his status as (i) the holder of a convertible note giving him the right to acquire 175,000 shares of our common stock; (ii) the holder of a warrant to acquire 175,000 shares of our common stock at $1.00 per share; and, (iii) the holder of a warrant to acquire 75,000 shares of our of common stock at $2.00 per share.

Mr. Yocca is a partner in The Yocca Law Firm LLP. He is an experienced business and securities lawyer who specializes in complex business practice areas, including mergers and acquisitions, from both the acquirer and target perspectives, and securities, from the investor, broker and issuer perspectives. Mr. Yocca has successfully pursued numerous public and private transactions since 1986. Mr. Yocca has completed transactions across the country, having successfully completed transactions in Florida, Louisiana, Massachusetts, Nevada, North Carolina, Pennsylvania, Texas and California. Mr. Yocca is admitted to practice law in California, U.S. District Court, Central District of California and U.S. Court of Appeals, Ninth Circuit, and has earned the AV rating (highest rating in both professional competence and ethics) from the Martindale-Hubbel rating service. Mr. Yocca graduated from the University of San Diego Law School (J.D., 1985) and Harvard University (A.B., History, 1983).

Attached as Exhibit 99.2 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on February 21, 2006.

On February 21, 2006, the Board appointed Mr. Stan Hirschman to the Board of Directors. At this time, our Company does not have any employment or other arrangements with Mr. Hirschman. It is undetermined as to which, if any, committees Mr. Hirschman will sit on as a member. Mr. Hirschman has no family relationship with any other member of the board, and has not engaged in any related transactions with our Company.

Mr. Hirschman is President of CPointe Associates, Inc., a Plano, Texas executive management and consulting firm that specializes in solutions for companies with emerging technology-based products and is well-versed in the challenges of regulated corporate governance.  He is Chairman of the Board of Bravo Foods International and an independent director of Bronco Energy Fund, Energy & Engine Technology and 5 G Wireless Corporation and former director of Mustang Software, Inc. While at Mustang Software, Mr. Hirschman took a hands-on role in the planning and execution of the strategic initiative to increase shareholder value resulting in the successful acquisition of the company by Quintus Corporation. His client list has included SBC Wireless, Northern Telecom (Nortel), Netcom, Mindspring, Datametrics, Objectsoft, Earthlink and Retail Highway.  Additionally, he is co-founder of Aiirmesh Communications, the first metropolitan area network provider of wireless high-speed community broadband. In 2003 Aiirmesh established the first metro-wide wireless internet access network in Cerritos, California.

Prior to establishing CPointe Associates, Mr. Hirschman was Vice President Operations, Software Etc., Inc., a 396 retail store software chain, from 1989 until 1996.  He also held senior executive management positions with T.J. Maxx, Gap Stores and Banana Republic. He is a member of the National Association of Corporate Directors and participates regularly in the KPMG Audit Committee Roundtable.  He is active in community affairs and serves on the Advisory Board of the Salvation Army Adult Rehabilitation Centers.

Attached as Exhibit 99.2 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on February 21, 2006.

Appointment of Principal Officers:

On February 17, 2006, the Board appointed Mr. Lewis Jaffe as President and Chief Executive Officer of our Company. The information set forth under Item 1.01 and above in this Item 5.02 of this current report on Form 8-K in regard to Mr. Jaffe is hereby incorporated by reference into this Item 5.02.

On February 17, 2006, the Board appointed Mr. Thomas Hemingway, who had served as our President and Chief Executive Officer, to serve as our Chairman of the Board.

On February 17 2006, the Board appointed Mr. David L. Parker, who had served as our Chairman of the Board, to serve as our Chief Operating Officer and Vice Chairman of the Board.

On February 17, 2006, the Board confirmed that David Noyes shall continue to serve as the Company’s Chief Financial Officer, and also appointed Mr. Noyes to serve as the Company’s Secretary.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Lewis Jaffe Executive Employment Agreement

10.2	Thomas Hemingway Executive Employment Agreement

10.3	David Parker Executive Employment Agreement

10.4	David Noyes Executive Employment Agreement

99.1	Press release issued by Oxford Media, Inc., dated February 16, 2006.

99.2	Press release issued by Oxford Media, Inc., dated February 21, 2006.

10

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date: February 24, 2006